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                                                                   EXHIBIT 4-C
                                                                   -----------

                            CERTIFICATE OF TRUST OF
                         PACIFIC TELESIS FINANCING III


This Certificate of Trust of Pacific Telesis Financing III (the "Trust"), dated October 16, 1995, is being duly executed and filed by the undersigned as trustees, to form a business trust under the Delaware Business Trust Act
(12 Del. C. Sections 3801 et seq.) (the "Business Trust Act").


  1. The name of the business trust being formed hereby is Pacific Telesis Financing III.


  2. The name and business address of the trustee of the Trust meeting the requirements of Section 3807 of the Business Trust Act is Michael J. Majchrzak, FCC National Bank, 300 King Street, Wilmington, Delaware 19802.


  3. This Certificate of Trust shall be effective as of the date of its filing.



  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



        /s/ Roomy F. Balaporia
        ------------------------------
        Roomy F. Balaporia, as Trustee



        /s/ Miles H. Mochizuki
        ------------------------------
        Miles H. Mochizuki, as Trustee



        /s/ Marie B. Washington
        -------------------------------
        Marie B. Washington, as Trustee



        /s/ Michael J. Majchrzak
        -----------------------------------------
        Michael J. Majchrzak, as Delaware Trustee



        The First National Bank of Chicago, as
        Property Trustee



        By: /s/ R. D. Manella
           ------------------

        Name: R. D. Manella
                              Title: Vice President